EXHIBIT 10.17
                                                  1995 FORM 10-K


                                             Jefferies & Company, Inc.

                              11100 Santa Monica Boulevard, 10th Floor
                                         Los Angeles, California 90025
                               Telephone (310) 575-5200 (800) 933-6656
CORPORATE FINANCE                                   FAX (310) 575-5165


                              June 14, 1995




Mr. Phillip W. Mork
President
BUCYRUS-ERIE COMPANY
1100 Milwaukee Avenue
South Milwaukee, WI  53172

Dear Phil:

   This letter (the "Agreement") confirms that Bucyrus-Erie Company ("Bucyrus-Erie" or the "Company"), has engaged Jefferies & Company, Inc. ("Jefferies") and Chanin and Company ("Chanin," and collectively with Jefferies, the "Financial Advisors") to act as exclusive financial advisors to the Company in connection with the Company's proposed merger, combination or joint venture with the Marion Power Shovel division ("Marion") of Indresco, Inc. ("Indresco").

   1. Retention. The Company hereby retains the Financial Advisors on an exclusive basis, and Jefferies and Chanin agree to act as financial advisors to the Company, in connection with any merger, combination or joint venture transaction (the "Merger") involving Marion and any other matters referred to herein. During the term of the Agreement, the Company agrees that it will not negotiate with any person or persons with respect to the Merger, other than through the Financial Advisors, and will keep at least one of the Financial Advisors informed regarding contacts with Indresco and Marion.

   2. Information on the Company. The Company recognizes and confirms that in rendering services hereunder, the Financial Advisors have been, prior to the date hereof, and hereinafter will be, using and relying on and assuming the accuracy of, without independent verification, data, material and other information with respect to the Company, furnished to the Financial Advisors by or on behalf of the Company and their agents, counsel, employees and representatives (the "Information").

   The Financial Advisors will perform due diligence; however, the Company recognizes and confirms that the Financial Advisors: (a) will use and rely solely on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) do not assume responsibility for the accuracy or completeness of the Information, and such other information; (c) will not make an appraisal of any assets of the Company; and (d) retain the right to continue to perform due diligence during the course of the engagement. The Company represents and warrants that any prospectus, placement memorandum or similar disclosure materials utilized by the Company in connection with any Merger will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading. The Financial Advisors agree to keep the Information confidential so long as it is and remains non-public, unless disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body, and the Financial Advisors will not make use thereof, except in connection with their services hereunder for the Company.

   3. Use of Name. The Company agrees that any reference to either of the Financial Advisors in any release, communication, or material is subject to such Financial Advisors prior written approval, which approval shall not be unreasonably withheld. If either of the Financial Advisors resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to that Financial Advisor, except as otherwise required by law.

   4. Use of Advice. No advice rendered by the Financial Advisors in connection with the services performed by the Financial Advisors pursuant to this Agreement will be quoted by either party hereto, nor will any such advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such party or any person or corporation controlling, controlled by or under common control with such party or any director, officer, employee, agent or representative of any such party, without the prior written authorization of all parties hereto (which shall not be unreasonably witheld), except to the extent required by law (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure), provided that the foregoing shall not prohibit appropriate internal communication or reference with respect to such advice internally within such parties, which shall include their legal and other consultants. Any fairness opinion and related disclosure may be included in a disclosure statement, subject to the final approval of Jefferies.

   5. Compensation. In full payment for services rendered and to be rendered hereunder by the Financial Advisors, the Company agrees to pay to the Financial Advisors as follows:

   (a) The Company agrees to pay to the Financial Advisors a one-time retainer of $100,000, payable upon execution of this Agreement, which amount in aggregate may be credited against the success fee described in Section 5(c) below. This retainer is to be paid solely to Jefferies.

   (b) The Company agrees to pay to Jefferies a fee of $150,000 for delivery of any fairness opinion issued in conjunction with the Merger contemplated herein, payable immediately upon execution of such fairness opinion. Such opinion shall be signed by Jefferies alone.

   (c) Upon successful consummation of the Merger, the Company agrees to pay to the Financial Advisors a success fee (the "Success Fee") in an amount equal to 0.75% of the aggregate transaction value as defined (the "Transaction Value"). The Transaction Value will be the total enterprise value of the combined entity resulting after the Merger, such value to be mutually determined by the Financial Advisors and the Company. Jefferies and Chanin are to receive 75% and 25%, respectively, of the proceeds from the Success Fee described herein, after crediting the retainer described in Section 5(a) to the Success Fee as a whole.

   (d) In addition to the compensation to be paid to the Financial Advisors as provided in Sections 5(a), 5(b) and 5(c) hereof, the Company shall pay to, or on behalf of, the Financial Advisors, promptly as billed monthly, all reasonable out-of-pocket expenses incurred by the Financial Advisors in connection with their services to be rendered hereunder, and without regard to whether any such Merger is consummated. Such expenses shall include, among other things, travel (airfare to be by coach fare) and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures, all to be billed at no greater than actual cost. In addition, the reasonable fees, disbursements and all out-of-pocket expenses of the Financial Advisors' counsel shall be promptly reimbursed by the Company.

   (e) The Financial Advisors may resign, whether individually or jointly, with or without cause, at any time and the Company may terminate the Financial Advisors' services, whether individually or jointly, with or without cause, at any time, each by giving prior written notice to the other. If the Company terminates the services of the Financial Advisors, or either of them, for any reason, the Financial Advisors and their counsel (subject to Section 5(d) above) shall be entitled to receive all of the amounts due pursuant to Sections 5(a), 5(b), 5(c) and 5(d) hereof up to and including the effective date of such termination or resignation, as the case may be. Furthermore, if either or both of the Financial Advisors services, hereunder are terminated by the Company without Cause (as defined below) and the Company completes any Merger contemplated herein within one year of such Financial Advisor being terminated, then the Company shall pay to such Financial Advisor within five
(5) days of the closing of any such Merger in cash the fees as outlined in
Section 5(c), as applicable. If either of or both of the Financial Advisors resign for any reason, such Financial Advisor shall be entitled to receive fees as earned (or expenses as incurred) pursuant to Sections 5(a), 5(b), 5(c) and 5(d) hereof. For purposes of this Agreement, Cause shall mean (i) gross negligence, (ii) willful misconduct or (iii) breach of this Agreement.

   Furthermore, if either Financial Advisor resigns or is terminated by the Company, the Company can, at its option, replace such Financial Advisor with another investment bank with the same economic split as outlined in Section 5 for that (resigned or terminated) Financial Advisor. Regardless of whether or not the Company chooses a replacement investment bank, if either Financial Advisor resigns or is terminated the total fees paid by the Company (in this Section 5) shall remain unchanged.

   6. Representations and Warranties. The Company represents and warrants to the Financial Advisors that this Agreement has been duly authorized, executed and delivered by the Company; and, assuming due execution by the Financial Advisors, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or decisions affecting creditor rights generally and to general equitable principles and to the extent that the indemnification provided for in Section 7 and Schedule A may be limited by applicable public policy. The Company represents that, to the best of its knowledge, the Information will not, when delivered and at the closing of any Merger, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company agrees to advise the Financial Advisors promptly of the occurrence of any event or any other change prior to the closing known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

   7. Indemnity. In partial consideration of the services to be rendered hereunder, the Company agrees to indemnify the Financial Advisors and certain other indemnified persons in accordance with Schedule A attached hereto.

   8. Survival of Certain Provisions. The indemnity and contribution agreements contained in Section 7 to this Agreement and Schedule A attached hereto, the compensation provisions in Section 5 of this Agreement and the representations and warranties of the Company contained in Section 6 of this Agreement shall remain operative and in full force and effect regardless of
(a) any investigation made by or on behalf of the Financial Advisors, by or on behalf of any affiliate of the Financial Advisors' or any person controlling either, (b) any completion or termination of the Merger, (c) the resignation of the Financial Advisors or any termination of the Financial Advisors' services or (d) any termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, the Financial Advisors, the indemnified parties.

   9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to the Financial Advisors, at the offices of Jefferies at 11100 Santa Monica Boulevard, Suite 1000, Los Angeles, California 90025, Attention: Jerry M. Gluck, Executive Vice President and General Counsel.

   10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

   11. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, the Financial Advisors and the other indemnified persons referred to in Schedule A hereof and their respective permitted successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement, and the rights and duties hereunder, may not be assigned by the Financial Advisors without the prior written consent of the Company except in the case of a merger, consolidation or transfer of substantially all the assets and liabilities of the Financial Advisors.

   12. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist and shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

   13. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.
   14. Press Announcements. At any time after the consummation or other public announcement of the Merger, and with the approval of the Company (which approval shall not be unreasonably withheld or delayed), the Financial Advisors may place an announcement in such newspapers and publications as it may choose, stating that the Financial Advisors have acted as Financial Advisors (and any other appropriate role) to the Company in connection with the Merger.

   15. Amendment. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

   16. Term. Except as provided herein, this Agreement shall run from the date of this letter to a date of one year thereafter, unless extended by mutual consent of the parties (the "Term").

   Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company, Jefferies and Chanin as of the date first above written.

                              Sincerely,

                              JEFFERIES & COMPANY, INC.



                              By /s/David J. Losito
                                 Joseph J. Radecki, Jr.
                                 Executive Vice President


                              CHANIN AND COMPANY


                              By /s/Skip Victor
                                 Skip Victor
                                 Managing Director

Accepted and Agreed:

BUCYRUS-ERIE COMPANY


By /s/P. W. Mork
   Mr. Phillip W. Mork
   President

                                 SCHEDULE A



                              June 14, 1995





JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
Suite 1000
Los Angeles, CA  90025

CHANIN AND COMPANY
11111 Santa Monica Bouldvard
Suite 210
Los Angeles, CA  90025


Ladies and Gentlemen:

   In consideration of the services to be rendered by Jefferies & Company, Inc. ("Jefferies") and Chanin and Company ("Chanin", and collectively with Jefferies, the "Financial Advisors") to Bucyrus-Erie Company ("Bucyrus-Erie" or the "Company") pursuant to the letter agreement dated June 14, 1995, between the Company and the Financial Advisors of which this Schedule A is a part (together with this Schedule A, the "Agreement"), the Company agrees to indemnify and hold harmless each of Jefferies, Chanin, their affiliates, and each person, if any, who controls Jefferies, Chanin, or any of their affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (a "controlling person"), and the respective agents, employees, officers, directors and shareholders of Jefferies, Chanin, their affiliates and any such controlling persons (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, as they may be incurred, arising out of or in connection with the execution and delivery of the Agreement or the performance of the services which are the subject of the Agreement or arising out of or in connection with any transaction contemplated thereby; provided, however, that the Company shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage, expense or liability to the extent that such loss, claim, damage, expense or liability resulted solely from the willful misconduct or gross negligence of such Indemnified Party. In addition, the Company agrees to reimburse each Indemnified Party for all reasonable expenses (including, without limitation, reasonable costs of investigating, preparing and defending any administrative proceeding or litigation, and fees and expenses of counsel, as they may be incurred) as incurred by each such Indemnified Party in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with pending or threatened litigation in which the Financial Advisors or any such other Indemnified Party is a party.

   If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Party in respect of which indemnity shall be sought from the Company, such Indemnified Party shall notify the Company in writing, and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigating, preparing, defending or settling such action or proceeding) shall be paid to such counsel as incurred, on submission of invoices in a form reasonably satisfactory to the Company. Each Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but, in such event, the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Company has agreed to pay such fees and expenses, (b) the Company shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both an Indemnified Party and the Company and such Indemnified Party shall have been advised in writing by counsel that the representation of such Indemnified Party by counsel selected by the Company would be inappropriate because of actual or potential conflict of interest, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party, which firm shall be designated in writing by the Indemnified Party and shall be reasonably acceptable to the Company. Neither the Company nor any Indemnified party shall settle any action or proceeding without the Company's and the Indemnified Party's written consent (which shall not be unreasonably withheld), but if any such action or proceeding is settled with written consent of the other, or if there is a judgment against an Indemnified Party in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Party from and against any loss, claim, damage, expense or liability (to the extent stated above) incurred by reason of such settlement or judgment.

   If for any reason the foregoing indemnification is unavailable to an Indemnified Party or insufficient to hold it harmless, the Company shall contribute to amounts paid or payable by the Indemnified Party in respect of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Financial Advisors on the other in connection with any transaction contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, then the Company shall contribute to such amount paid or payable by the Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with any actions or omissions or any other matters which result in any such loss, claim, damage, expense or liability, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the losses, claims, damages, expenses and liabilities referred to above shall be deemed to include, subject to the limitations set forth herein, any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions hereof, in calculating the amount to be contributed by the Company, the aggregate amount payable by the Financial Advisors and the other Indemnified Parties with respect to all matters as to which contribution is sought hereunder shall not exceed the aggregate amount of fees actually paid to each Financial Advisor by the Company in connection with any transaction contemplated by the Agreement, and the Company agrees to contribute such amount as is necessary to give effect to this limitation. It is hereby further agreed that the relative benefits to the Company on the one hand and to the Financial Advisors on the other with respect to any transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value of the transaction bears to (ii) the fees actually paid to the Financial Advisors with respect to such transaction. The relative fault of the Company on the one hand and any Indemnified Party on the other with respect to the transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Financial Advisors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Financial Advisors agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.

   If any of the Financial Advisors' personnel appear as witnesses, are deposed or are otherwise involved in the defense of any action against the Financial Advisors, any other Indemnified Party, the Company or the Company's directors, or are otherwise required to appear as an expert witness or in any other capacity in connection with a proceeding arising out of any transaction contemplated by the Agreement, whether or not consummated, or the Financial Advisors' engagement in connection therewith, the Company will pay to the Financial Advisors: (i) with respect to each hour that one of the Financial Advisors' personnel appears as a witness or is deposed and/or (ii) with respect to each hour thereof that one of the Financial Advisors' personnel is involved in the preparation therefor, a fee of $350 per hour for each such person, and the Company will reimburse the Financial Advisors for all reasonable expenses including reasonable counsel fees and other expenses incurred, subject to the terms of this Agreement, by the Financial Advisors by reason of any of its personnel being involved in any such action. The Company consents to jurisdiction, service and venue in any court in which any claim which is subject to this Schedule A is brought against Jefferies, Chanin or any other Indemnified Party.

   The reimbursement, indemnity and contribution obligations of the Company set forth herein, shall (a) apply to any modification of the Agreement, (b) be in addition to any rights any Indemnified Party may have at common law or otherwise, (c) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Jefferies, Chanin and any other Indemnified Party and (d) remain in full force and effect (i) following any completion or termination of the relationship established by the Agreement and (ii) regardless of any investigation made by or on behalf of any Indemnified Party.

   The provisions of this Schedule A are hereby made a part of the letter agreement between the Company, Jefferies and Chanin, dated June 14, 1995.

                              Very truly yours,

                              BUCYRUS-ERIE COMPANY



                              By /s/P. W. Mork
                                 Phillip W. Mork
                                 President


Agreed and Accepted:

JEFFERIES & COMPANY, INC.


By /s/David J. Losito
   Joseph J. Radecki, Jr.
   Executive Vice President


CHANIN AND COMPANY


By /s/Skip Victor
   Skip Victor
   Managing Director